CROMPTON & KNOWLES CORPORATION
                                                EMPLOYEE STOCK OWNERSHIP PLAN
                                              STATEMENTS OF FINANCIAL CONDITION
                                                 DECEMBER 31, 1994 AND 1993

                                                          PLAN ASSETS AND EQUITY

                                                          1994
                        Fixed         C&K         Equity     Advisers   Mortgage
                       Income Fund   Stock Fund      Fund    Fund   Fund
  Total
Investments:

  Common stock of Crompton
  & Knowles Corporation -
  1,978,585 shares at market
  value (cost $ 12,378,799)
  in 1994 and 1,919,290
  shares at market value
  (cost $ 10,417,226) in 1993   $ -  $ 32,152,006 $   -  $  - $  -  $ 32,152,006

  Hartford Life Insurance
  Company group annuity
  contract              15,009,184 -     2,387,815 648,256   237,916  18,283,171

Cash and short-term
investments at cost,
which approximates
 market                  0       35,644    0          0          0       35,644

Contribution receivable
from Crompton & Knowles
Corporation           55,080   288,372       23,920    9,869   1,619    378,860

Plan Assets and
Equity       $ 15,064,264 $ 32,476,022 $ 2,411,735 $658,125 $239,535 $50,849,681



                                                      1993
               Fixed         C&K         Equity     Advisers   Mortgage
          Income Fund   Stock Fund      Fund        Fund       Fund       Total
Investments:

Common stock of Crompton
& Knowles Corporation -
1,978,585 shares at market
value (cost $ 12,378,799)
in 1994 and 1,919,290
shares at market value
(cost $ 10,417,226) in 1993
   $      -           $ 42,224,380    $ -         $ -       $ -   $ 42,224,380

Hartford Life Insurance
Company group annuity
contract
13,290,019  -        1,760,745       466,213      194,925   15,711,902

Cash and short-term
investments at cost,
which approximates
market        133,705   314,546       55,918      9,121      6,888      520,178

Contribution receivable
from Crompton & Knowles
Corporation
            205,991      142,674          983      7,258      7,166      364,072

Plan Assets and Equity
  $ 13,629,715 $ 42,681,600 $  1,817,646 $  482,592 $  208,979 $ 58,820,532



                            See accompanying notes to financial statements